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                                                                    Exhibit 23.2



                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated January 31, 1995, appearing on page 26 of Westinghouse Electric Corporation's Annual Report on Form 10-K for the year ended December 31, 1994. We also consent to the incorporation by reference of our report on the Financial Statement Schedule, which appears on page 55 of such Annual Report on Form 10-K.



/s/ Price Waterhouse LLP

Price Waterhouse LLP
600 Grant Street
Pittsburgh, Pennsylvania  15219-9954
August 23, 1995